Exhibit 99.1

Feihe International, Inc. Enters Into Merger Agreement For “Going Private” Transaction

BEIJING, March 4, 2013 – Feihe International, Inc. (NYSE: ADY) (“Feihe”, the “Company”, “we”, “us” and “our”), one of the leading producers and distributors of premium infant formula, milk power and soybean, rice and walnut products in China, today announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Diamond Infant Formula Holding Limited, a Cayman Islands exempted company (“Holdco”), Platinum Infant Formula Holding Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Parent”), and Infant Formula Merger Sub Holding Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent will acquire the Company for US$7.40 per share of the Company’s common stock without interest (the “Merger Consideration”). The Merger Consideration represents a 21.3% premium over the closing price of US$6.10 per share of Company common stock as quoted by the New York Stock Exchange on October 2, 2012, and a 23.5% premium to the volume-weighted average price of the Company’s common stock during the 30 trading days prior to October 2, 2012, the last trading day prior to the Company’s announcement on October 3, 2012 that it had received a “going private” proposal from Mr. You-Bin Leng, the Company's Chairman and Chief Executive Officer, and an affiliate of Morgan Stanley Private Equity Asia. The Merger Consideration implies an equity value of the Company of approximately US$147 million, on a fully diluted basis.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent and a wholly-owned indirect subsidiary of Holdco (the “Merger”). In connection with and at the effective time of the Merger, each share of the Company’s common stock that is outstanding immediately prior to the effective time of the Merger will be cancelled in consideration for the right to receive US$7.40 in cash without interest (the “Merger Consideration”), except for (a) shares of the Company’s common stock (including shares issuable upon the exercise of vested options) currently beneficially owned by Mr. You-Bin Leng, the Company’s Chairman and Chief Executive Officer, Mr. Hua Liu, the Company’s Vice Chairman and Chief Financial Officer, and Mr. Sheng-Hui Liu, a director of the Company and vice president of one of the Company’s subsidiaries (collectively, the “Rollover Holders”, and the shares of the Company’s common stock beneficially owned by the Rollover Holders, the “Rollover Shares), which will be cancelled for no consideration at the effective time of the Merger, and (b) shares of the Company’s common stock owned by shareholders who have exercised and not effectively withdrawn or lost the right of dissent in accordance with applicable Utah law, which shares will be cancelled at the effective time of the Merger and will entitle the former holders thereof to receive the appraised value thereon in accordance with applicable Utah law.

Following the effective time of the Merger, Holdco will be beneficially owned by the Rollover Holders and an affiliate or affiliates of Morgan Stanley Private Equity Asia. Currently, the Rollover Holders collectively beneficially own an aggregate of approximately 41.3% of the outstanding shares of the Company’s common stock.

Holdco and Parent intend to finance the Merger through a combination of (i) an equity commitment of US$28.1 million by Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd (the “Sponsor”), (ii) an equity commitment of US$8.16 million by Mr. You-Bin Leng, and (iii) a US$50 million term loan facility from Wing Lung Bank Limited and Cathay United Bank.

The Company’s board of directors, acting upon the unanimous recommendation of a special committee comprised solely of directors of the Company who are independent and unaffiliated with any of Holdco, Parent, Merger Sub, the Rollover Holders, the Sponsor or any of the management members of the Company (the “Special Committee”), approved the Merger Agreement and the Merger and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the Merger. The Special Committee exclusively negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors.

The Merger, which is currently expected to close in the second quarter of 2013, is subject to the approval of the Merger Agreement and the Merger at the Company’s shareholders’ meeting by both holders of at least a majority of the outstanding shares of the Company’s common stock and holders (other than the Rollover Holders) of at least a majority of the outstanding shares of the Company’s common stock other than the Rollover Shares, as well as other customary conditions.

Concurrently with the execution of the Merger Agreement, the Rollover Holders have entered into a voting agreement with Parent and the Company whereby Mr. You-Bin Leng and the other Rollover Holders have agreed, among other things, to vote all of the shares of the Company’s common stock beneficially owned by them in favor of the approval of the Merger Agreement and the Merger, representing approximately 41.3% of the outstanding shares of the Company’s common stock. If completed, the Merger will result in the Company becoming a privately-held company and its common stock will no longer be listed on the New York Stock Exchange.

O’Melveny & Myers LLP is serving as United States legal advisor to the Special Committee and Oppenheimer & Co. Inc. is serving as financial advisor to the Special Committee. Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to Oppenheimer & Co. Inc. DLA Piper LLP (US) is serving as United States legal advisor to the Company.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as United States legal advisor to the buyer consortium. Wilson Sonsini Goodrich & Rosati P.C. is serving as United States legal advisor to Mr. You-Bin Leng.

Additional Information about the Merger

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a report on Form 8-K regarding the Merger, which will include the Merger Agreement. All parties desiring details regarding the Merger are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

In connection with the Merger, the Company will prepare and mail a proxy statement to its shareholders. In addition, certain participants in the Merger will prepare and mail to the Company’s shareholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, shareholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or telephone number:

Feihe International, Inc.
Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China
+86 (10) 8457-4688

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our shareholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the Merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the Merger proceed.

About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People's Republic of China. Feihe conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Gannan, Longjiang and Shanxi. Using proprietary processing techniques, Feihe makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe has over 200 company-owned milk collection stations, six production facilities with an aggregate milk powder production capacity of approximately 2,020 tons per day and an extensive distribution network that reaches over 80,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

This document may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed Merger; management plans relating to the Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will,” “should,” “may,” “believes,” “expects” or similar expressions. Such information is based upon expectations of the Company’s management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. Risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.

For more information, please contact:

Renee Ren

 +86-10-8457-4688 x8810

 renyi@feihe.com